EXHIBIT 99

         Synergy Resources Sets Fiscal Fourth Quarter and Year End 2012
            Conference Callfor Tuesday, November 13 at 11:30 a.m. ET

PLATTEVILLE, Colo., - November 8, 2012 - Synergy Resources Corporation (NYSE
MKT: SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin, will hold a conference call on Tuesday, November 13, 2012 at 11:30 a.m. Eastern time to discuss results for its fiscal fourth quarter and year ended August 31, 2012. The company plans to issue its earnings press release prior to the call.

Synergy Resources President and CEO Ed Holloway, Vice President William Scaff, Jr., and CFO Monty Jennings will host the presentation, followed by a question and answer period.

Date:  Tuesday, November 13, 2012
Time: 11:30 a.m. Eastern time (9:30 a.m. Mountain time)
Dial-In Number: 1-877-941-8416
International: 1-480-629-9808
Conference ID#: 4575640

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Justin Vaicek of Liolios Group at (949) 574-3860.

A replay of the call will be available after 2:30 p.m. Eastern time on the same day and until December 13, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin #: 4575640

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Company Contact:

Rhonda Sandquist
Synergy Resources Corporation
Tel (970) 737-1073
Email: rsandquist@syrginfo.com



Investor Relations Contact:

Justin Vaicek
Liolios Group
Tel (949) 574-3860
Email: SYRG@liolios.com